March 22, 2004



Private and Confidential
------------------------

Mr. Samuel Serritella, President and CEO
International Surfacing, Inc.
5 Erie Street
Garfield, New Jersey 07026

Dear Mr. Serritella,

     In connection with our required annual evaluation of all our clients, we have determined that International Surfacing, Inc. does not meet our criteria for continuation as a client.

     This  is  to  confirm   that  the   client-auditor   relationship   between
International Surfacing, Inc. (Commission File Number 333-105569) and Tedder, James, Worden & Associates, P.A., independent accountants, has ceased.

                                     Very truly yours,

                                     /s/TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.





cc:      Office of the Chief Accountant (via fax)
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C. 20549

         Christopher P. Flannery, Esquire
         Astor Weiss Kaplan & Mandel, LLP
         200 S. Broad Street, 6th Floor
         Philadelphia, PA  19102